Exhibit 10.5

SUBORDINATION AND POSTPONEMENT AGREEMENT

THIS AGREEMENT, dated for reference May 7, 2008, is made among:

SILVERBIRCH INC., an Ontario corporation, having an office at Suite 500, 150 Ferrand Drive, Toronto, Ontario M3C 3E5

 (“Senior Lender”)

AND:

TIGER PAW CAPITAL CORP., an Alberta corporation, having an office at 1802 16th Street SW, Calgary, Alberta T2T E42

 (“Subordinate Lender”)

AND:

RED MILE ENTERTAINMENT INC., a Delaware corporation, having an office at 223 San Anselmo Way, #3, San Anselmo, CA 94960

 (the “Borrower”)

WHEREAS:

A. The Borrower is indebted to the Subordinate Lender in an amount of up to CAD$1,000,000 under or by virtue the Subordinate Lender Credit Agreement and Subordinate Lender Promissory Note, secured by the Subordinate Lender Security (capitalized terms as hereinafter defined).

B. The Senior Lender has agreed, subject to certain conditions, to lend monies to the Borrower in the principal amount of CAD$750,000 under or by virtue of the Senior Lender Credit Agreement and Senior Lender Promissory Note, and secured by the Senior Lender Security (capitalized terms as hereinafter defined).

C. The parties have agreed that all indebtedness of the Borrower to the Subordinate Lender and the Subordinate Lender Charges will be subordinate to the indebtedness of the Borrower to the Senior Lender and the Senior Lender Charges, as under the terms of this Agreement.

D. The parties hereto have agreed to enter into this Agreement in order to set out the respective priorities of the Senior Lender Charges and the Subordinate Lender Charges and to establish certain terms and conditions in respect of the Subordinate Lender Indebtedness and the Senior Lender Indebtedness (capitalized terms as hereafter defined).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements of the parties specified in this Agreement and of other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) the parties hereto agree as follows:

1.	Definitions

In this Agreement the following terms shall have the following meanings:

(a)	“Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Ontario;

(b)
“Charge” means any mortgage, assignment, pledge, hypothecation, lien, lease, charge, security interest, conditional sale or other title retention agreement, right of set-off or other encumbrance of any nature whatsoever in or of the Collateral, whether now existing or hereafter arising;

(c)
“Collateral” means all of the present and after-acquired property, both real and personal, assets and undertaking of the Borrower, and for clarification purposes, any reference to “Collateral” in this Agreement shall, unless the context shall otherwise require, be deemed to be a reference to “all or any part of the Collateral”;

(d)
“Demand” means a demand made by a Secured Party for the payment in full of any indebtedness owing to such Secured Party by the Borrower or the acceleration by a Secured Party of the time for payment of any of such indebtedness to a time prior to its stated maturity;

(e)	“Distribution” has the meaning set forth in section 9 below;

(f)
“Enforcement Action” means any action to enforce payment of or recover indebtedness or liabilities or to enforce any Charge or any rights and remedies of a Secured Party in connection therewith, whether by way of power of sale, taking of possession, commencement of bankruptcy proceedings, appointment of a Receiver, foreclosure proceedings or otherwise, but excludes making Demand or issuing a Notice of Default;

(g)
“Notice of Default” means a notice in writing of one or more defaults or events of default issued by the Subordinate Lender to the Borrower in relation to any of the Subordinate Lender Loan Documents or a notice in writing of one or more defaults or events of default issued by the Senior Lender to the Borrower in relation to any of the Senior Lender Loan Documents;

(h)
“Purchase Agreement” means the purchase of all of the issued and outstanding shares of the Borrower by the Senior Lender, as contemplated by a letter of intent agreement between the Borrower and Senior Lender dated or about May 6, 2008 (“LOI”);

(i)	“Receiver” means a receiver, receiver-manager, custodian and receiver and manager;

(j)	“Secured Parties” means the Subordinate Lender and the Senior Lender and “Secured Party” means either one of them;

(k)
“Senior Lender Charges” means any and all Charges now or hereafter held by the Senior Lender as they may be modified, amended, extended or supplemented from time to time, pursuant to the Senior Lender Security and as set out in Part One of Schedule “A” hereto;

(l)
“Senior Lender Credit Agreement” means the loan agreement between the Senior Lender and the Borrower dated May 7, 2008 whereby the Senior Lender approved a loan facility of CAD$750,000 in favour of the Borrower;

(m)	“Senior Lender Event of Default” means the making of any Demand by the Senior Lender or the occurrence of any default or event of default by the Borrower under any of the Senior Lender Loan Documents;

(n)	“Senior Lender Promissory Note” means the promissory note between the Senior Lender and the Borrower, dated May 7, 2008 for the principal sum of $750,000;

(o)
“Senior Lender Indebtedness” means all present and future indebtedness and other liabilities and obligations, including, without limitation, all interest, charges, fees and costs, whether absolute or contingent, matured or unmatured, at any time or from time to time owing or otherwise payable by the Borrower (whether alone or with another or others and whether as principal or surety), or any of them,  to the Senior Lender arising under or in connection with the credit facilities made available by the Senior Lender pursuant to the Senior Lender Promissory Note for the purposes set out therein;

(p)
“Senior Lender Loan Documents” means, collectively, the Senior Lender Credit Agreement and Senior Lender Promissory Note any and all other instruments, agreements and documents entered into by the Borrower with or in favour of the Senior Lender as evidence of, security for or otherwise in relation to the credit facilities made available pursuant to the Senior Lender Credit Agreement, including, without limitation, the Senior Lender Security, all as any of them may be amended, supplemented, restated or replaced from time to time;

(q)
“Senior Lender Security” means, collectively, any and all of the instruments, agreements and documents pursuant to which any of the Senior Lender Charges have been created, including, without limitation, the Senior Lender Security Agreements;

(r)
“Senior Lender Security Agreements” means the general security agreement between the Borrower and the Senior Lender governed by Ontario law dated May 7, 2008, and the general security agreement between the Borrower and the Lender governed by California law, dated May 7, 2008;

(s)
“Subordinate Lender Charges” means any and all Charges now or hereafter held by the Subordinate Lender over the property and assets of the Borrower, including, without limitation, general security agreements from the Borrower, as they may be modified, amended, extended or supplemented from time to time, and the Charges referred to in Part Two of Schedule A hereto;

(t)	“Subordinate Lender Credit Agreement” means the uncommitted revolving line of credit agreement, as amended between the Subordinate Lender and the Borrower dated February 11, 2008;

(u)
“Subordinate Lender Indebtedness” means all present and future indebtedness and other liabilities and obligations, including, without limitation, all interest, charges, fees and costs, whether absolute or contingent, matured or unmatured, at any time or from time to time owing or otherwise payable by the Borrower (whether alone or with another or others and whether as principal or surety), or any of them, to the Subordinate Lender arising under or in connection with any loan or loans or other credit facilities made available by the Subordinate Lender to the Borrower, or any of them;

(v)
“Subordinate Lender Loan Documents” means, collectively, the Subordinate Lender Credit Agreement and Subordinate Lender Promissory Note, and any and all instruments, agreements and documents, entered into by the Borrower, or any of them, with or in favour of the Subordinate Lender as evidence of, security for or otherwise in relation to the Subordinate Lender Credit Agreement, including, without limitation the Subordinate Lender Security, all as any of them may be amended, supplemented, restated or replaced from time to time;

(w)	“Subordinate Lender Promissory Note” means the promissory note between the Subordinate Lender and the Borrower, as amended, for the principal sum of $1,000,000 and dated for reference , 2008;

(x)
“Subordinate Lender Security” means, collectively, any and all of the instruments, agreements and documents pursuant to which any of the Subordinate Lender Charges have been created, together with any amendments and supplements thereto and replacements thereof; and

(y)	“UCC” means the Uniform Commercial Code.

2.	Representations and Warranties

(a)	The Subordinate Lender represents and warrants in favour of the Senior Lender that:

(i)	it has not assigned any of its right, title or interest in or to any of the Subordinate Lender Charges or the Subordinate Lender Indebtedness;

(ii)	the Borrower is not, to the best of the Subordinate Lender’s knowledge, in default under any of the Subordinate Lender Loan Documents; and

(iii)	it is entitled to all of the monies secured by the Subordinate Lender Charges.

(b)	The Senior Lender represents and warrants in favour of the Subordinate Lender that:

(i)	it has not assigned any of its right, title or interest in or to any of the Senior Lender Charges or the Senior Lender Indebtedness;

(ii)	the Borrower is not, to the best of the Senior Lender’s knowledge, in default under any of the Senior Lender Loan Documents; and

(iii)	it is entitled to all of the monies secured by the Senior Lender Charges.

3.	Consent to Security

(a)
The Subordinate Lender hereby consents to the creation, issuance, delivery, registration and perfection of the Senior Lender Charges and the incurrence by the Borrower of the Senior Lender Indebtedness and further waives any breach or default under any of the Subordinate Lender Loan Documents and the Subordinate Lender Indebtedness, respectively, which may have been occasioned by the creation, issuance, delivery, registration or perfection of any of the Senior Lender Charges or the incurrence by the Borrower of the Senior Lender Indebtedness. Notwithstanding the foregoing, the Subordinate Lender’s consent to the Senior Lender Charges shall not be considered or deemed to be consent to any change of ownership or control of the Borrower which may result in a default by the Borrower under any of the Subordinate Lender Charges.

(b)
The Senior Lender hereby consents to the creation, issuance, delivery, registration and perfection of the Subordinate Lender Charges and the incurrence by the Borrower of the Subordinate Lender Indebtedness and further waives any breach or default under any of the Senior Lender Loan Documents and the Senior Lender Indebtedness, respectively, which may have been occasioned by the creation, issuance, delivery, registration or perfection of any of the Subordinate Lender Charges or the incurrence by the Borrower of the Subordinate Lender Indebtedness.

4.	Priority and Postponement

(a)
The Senior Lender Loan Documents shall, in all respects, rank in priority to the Subordinate Lender Loan Documents and the Senior Lender Charges shall have priority to the Collateral over any and all of the Subordinate Lender Charges.

(b)
The Subordinate Lender hereby subordinates and postpones all of its right, title and interest in and to the Collateral under or by virtue of the Subordinate Lender Security to the prior right, title and interest of the Senior Lender in and to the Collateral under or by virtue of the Senior Lender Security, including all principal, interest and costs payable by the Borrower to the Senior Lender pursuant to the Senior Lender Credit Agreement and Senior Lender Promissory Note.

5.	Application of Priorities

(a)	The priorities established in this Agreement shall be effective notwithstanding:

(i)	any provisions of the common law or any statute (including without limitation the Personal Property Security Act (Ontario) and the UCC) to the contrary;

(ii)	the affixation or degree of affixation to any real property of all or any part of the Collateral;

(iii)	the respective dates or times of execution, delivery or enforcement of any of the Subordinate Lender Security and the Senior Lender Security;

(iv)	the respective dates or times of attachment, registration or perfection or the crystallization of any floating charge constituting part of the Subordinate Lender Charges or the Senior Lender Charges;

(v)	the respective dates or times of registration or filing of any financing statements or other instruments or documents in respect of any of the Subordinate Lender Charges and the Senior Lender Charges;

(vi)	the timing of any advances or re-advances secured by or demand made in respect of any indebtedness secured by any of the Subordinate Lender Charges and the Senior Lender Charges; and

(vii)
the giving of or the failure to give any notice to any person in respect of the creation or granting of any of the Senior Lender Charges or in respect of this Agreement or the timing of the giving of such notice.

6.	Consent to Payments

(a)
The Subordinate Lender postpones payment of the Subordinate Lender Indebtedness to the prior payment and satisfaction of the Senior Lender Indebtedness in accordance with the terms of this Agreement.  Except as provided herein, the Subordinate Lender shall not accept from the Borrower or from any guarantor of the Subordinate Lender Indebtedness, and the Borrower shall not pay, any payments, whether of principal, interest, fees, costs or expenses under the Subordinate Lender Indebtedness, while any of the Senior Lender Indebtedness remains outstanding.

7.	Duration

(a)	The provisions of this Agreement shall remain in effect until the first of the following dates, being:

(i)	the date of the cancellation of this Agreement following a written consent of all the parties hereto;

(ii)	the date on which the Senior Lender Indebtedness is indefeasibly repaid and satisfied; or

(iii)	the date on which the Subordinate Lender Indebtedness is indefeasibly repaid and satisfied in accordance with this Agreement.

8.	Notice of Default and Demand

(a)
Each Secured Party shall, concurrently with the giving of any Notice of Default, Demand or any pleadings in respect of any Enforcement Action, provide a copy of such Notice of Default, Demand or pleadings to the other Secured Party.

(b)	A Notice of Default shall be deemed to have been terminated if:

(i)	the Secured Party that issued such Notice of Default subsequently issues to the Borrower a written waiver of the event or events of default specified in such Notice of Default; or

(ii)	the Secured Party that issued such Notice of Default subsequently issues to the Borrower a written notice revoking such Notice of Default.

(c)
Each Secured Party shall provide the other Secured Party with a copy of any waiver or revocation terminating any Notice of Default concurrently with the issuance of such waiver or revocation notice to the Borrower.

(d)
No Secured Party shall have any liability whatsoever to the other Secured Party for any inadvertent failure to provide such other Secured Party with a copy of any Notice of Default, Demand or waiver or termination thereof as contemplated in this Section, provided that nothing in this section shall in any way limit or derogate from any of the rights or obligations under section 10 below.

9.	Priority on Realization or Liquidation

(a)
Upon any disposition or realization of Collateral pursuant to any of the Senior Lender Charges, the Subordinate Lender Charges or otherwise upon any distribution of or in respect of the Borrower; or upon any dissolution or winding up or total liquidation or reorganization of the Borrower, whether in receivership, bankruptcy, insolvency; or upon an assignment for the benefit of creditors; or any other marshalling of the assets and liabilities of the Borrower (any such event being referred to herein as a “Distribution”), the Subordinate Lender agrees that all of the Senior Lender Indebtedness shall be indefeasibly paid in full, in cash from the proceeds of such Distribution, in priority before any payment is made therefrom on account of any of the Subordinate Lender Indebtedness. Any Distribution to which the Subordinate Lender would be entitled but for the provisions of this section will be retained by the Senior Lender or directed to be paid by the person making such Distribution (whether a liquidator, agent, trustee in bankruptcy, Receiver or otherwise) directly to the Senior Lender, to the extent necessary to pay all of the Senior Lender Indebtedness in full in cash.

10.	Trust

(a)
All payments, Distributions and other sums (including without limitation the proceeds of any Enforcement Action) which are received by the Subordinate Lender contrary to the provisions of this Agreement shall be received in trust for the benefit of the Senior Lender, shall be segregated from other funds and property of the Subordinate Lender and shall immediately be paid over to the Senior Lender in the same form received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Lender Indebtedness in accordance with its terms.

11.	Insurance Proceeds

(a)
Any insurance proceeds received by the Borrower, the Senior Lender or the Subordinate Lender in respect of the Collateral shall be dealt with according to the provisions of this Agreement as though such insurance proceeds were paid or payable as proceeds of realization of such of the Collateral for which they compensate.

12.	Validity of Security

(a)	The Subordinate Lender will not:

(i)
assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of this Agreement, any of the Senior Lender Loan Documents or any of the Senior Lender Charges; or

(ii)	participate in or co-operate with any other party to pursue any such action, suit or proceeding.

(b)	The Senior Lender will not:

(i)
assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of this Agreement, any of the Subordinate Lender Loan Documents or any of the Subordinate Lender Charges; or

(ii)	participate in or co-operate with any other party to pursue any such action, suit or proceeding.

13.	Borrower Bound

(a)
By executing this Agreement, the Borrower acknowledges its existence and agrees to be bound by its terms.  Nothing in this Agreement shall confer or be deemed to confer any right, benefit or advantage on the Borrower.  The consent of the Borrower to any amendment to this Agreement shall not be required.

14.	Amendment/Waiver

(a)
No amendment, modification or waiver of any of the provisions of this Agreement by the Subordinate Lender or the Senior Lender shall be deemed to be made unless the same shall be in writing signed on behalf of each of the Senior Lender and the Subordinate Lender and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  As contemplated in Section 13 above, the Borrower shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

15.	Further Assurances

(a)
The Subordinate Lender hereby agrees that it will, from time to time at the reasonable request of the Senior Lender execute and deliver such further documents, agreements, opinions, certificates and instruments and so such other acts and things as may be necessary or desirable to accomplish the covenants and agreements hereunder or to create, preserve, validate or otherwise protect the subordinations and postponements hereby constituted, or intended so to be constituted, or to state more fully the obligations of the Subordinate Lender or the rights, powers, authority and discretion of the Senior Lender as set out herein or to make any recording, file any notice or obtain any consents as may be necessary or appropriate in connection herewith or therewith or to enable the Senior Lender to exercise and enforce its rights and remedies hereunder.

16.	Time of Essence

(a)	Time shall be of the essence of this Agreement.

17.	Notices

(a)
Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(i)	to SilverBirch Inc. at:

Suite 500, 150 Ferrand Drive
Toronto, Ontario M3C 3E5

Attention:                  Derek van der Plaat
Fax No.:                      (416) 621-7715

(ii)	to Tiger Paw Capital Corp. at:

1802 16th Street SW
Calgary, Alberta T2T 4E2

Attention:                  Kenny Cheung

Fax No.:                      (403) 531-3334

(iii)	to Red Mile Entertainment Inc. at:

223 San Anselmo Way, #3
San Anselmo, CA 94960

Attention:                  Chester Aldridge

Fax No:                      (415) 480-1393

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such deliver was made prior to 4:00 p.m. (local time in Toronto, Ontario), otherwise on the next Business Day, and (ii) if transmitted by facsimile or similar means of recorded communication, on the Business Day following the date of transmission.  Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

18.	Assignment

(a)
The Subordinate Lender shall not assign any of its interests in the Subordinate Lender Indebtedness or any of its right, title or interest in, to, or arising under the Subordinate Lender Charges unless it also assigns to such assignee a corresponding interest in this Agreement and such assignee executes and delivers to the Senior Lender an agreement, in form and content satisfactory to the Senior Lender, acting reasonably, whereby such assignee agrees to be bound, to the extent of the interest acquired from the Subordinate Lender, by the covenants and obligations of the Subordinate Lender hereunder.

(b)
The Senior Lender shall not assign any of its interests in the Senior Lender Indebtedness or any of its right, title or interest in, to, or arising under the Senior Lender Charges unless it also assigns to such assignee a corresponding interest in this Agreement and such assignee executes and delivers to the Subordinate Lender an agreement, in form and content satisfactory to the Subordinate Lender, acting reasonably, whereby such assignee agrees to be bound, to the extent of the interest acquired from the Senior Lender, by the covenants and obligations of the Senior Lender hereunder.

19.	Applicable Law and Attornment

(a)
This Agreement shall be construed in accordance with and shall be governed by the laws of the Province of Ontario and the federal laws of Canada in effect therein.  The parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any proceedings relating to this Agreement.

20.	Counterparts

(a)
This Agreement may be executed in one or more counterparts and by telecopier, all of which when taken together shall constitute one and the same legally valid, binding and enforceable agreement.  Any party executing and delivering a counterpart of this Agreement by telecopier shall use its best efforts to deliver to the other parties hereto a counterpart of this Agreement originally executed by such party as soon as possible and in any event within ten days of the date of delivery of the counterpart of this Agreement by telecopier.

21.	Enurement

(a)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Senior Lender, the Subordinate Lender and the Borrower have executed this Agreement as of the _____ day of May, 2008

SILVERBIRCH INC. Per:________________________________________ Authorized Signatory
TIGER PAW CAPITAL CORP. Per:________________________________________ Authorized Signatory
RED MILE ENTERTAINMENT INC. Per:________________________________________ Authorized Signatory

SCHEDULE A

Part One

The Senior Lender Charges:

With the Delaware Secretary of State, UCC financing statements registered under base registration no(s)  on

Part Two

The Subordinate Lender Charges:

With the Delaware Secretary of State, the UCC financing statements registered under base registration no(s)  on